AUSTRALIAN BOUTIQUE SPIRITS PTY LTD ACN 625 701 420

AND

AMIT RAJ BERI AND MEENA BERI

NOVATION OF DEBT AGREEMENT

Carmody Lawyers

Level 23, 52 Martin Place, Sydney NSW 2000
Phone: 1300 882 351
Fax: 02 9012 0568
Email: markc@ruleoflaw.com.au
Ref: MJC:12383

Table of contents

THIS AGREEMENT dated 27th day of December 2021

BETWEEN **Australian Boutique Spirits Pty Ltd ACN 625 701 420** of 29 Anvil Road,, Seven Hills, New South Wales (**ABS**)

AND Amit **Raj Beri** of601 Heritage Drive, Jupiter, FL, USA (**Raj**)

AND **Meena Beri** of 1 Doris Hirst Place, WEST PENNANT HILLS, 2125 (**Meena**)

RECITALS

A. ABS and Raj are parties to a loan agreement in the sum of AUD$960,759.68 (**Debt**) whereby ABS had loaned those monies to the Raj on or before 27 December 2021, interest free and repayable upon written demand by ABS to the Raj (**Loan Agreement**). The Loan Agreement is otherwise undocumented.

B. Meena is Raj's mother.

C. ABS wishes to novate the Loan Agreement and all liability for the Debt that Raj owes to ABS, to Meena.

D. Meena is in a position to fully perform all obligations that exist under the Loan Agreement and to repay the Debt to ABS if and when ABS demands the Debt to be repaid.

E. Raj has agreed to such novation in accordance with the terms of this Deed.

F. Meena has agreed to such novation in accordance with the terms of this Deed

OPERATIVE PART

1. Interpretation

This agreement is governed by the laws of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of that State.

In the interpretation of this agreement:

(a) "Effective Date" means the date of this Deed, or if signed on separate days, the date of last signature.

(b) References to legislation or provisions of legislation include changes or re-enactments of the legislation and statutory instruments and regulations issued under the legislation;

(c) Words denoting the singular include the plural and vice versa, words denoting individuals or persons include bodies corporate and vice versa, words denoting

one gender include all genders and references to documents or agreements also mean those documents or agreements as changed, novated or replaced;

(d) Grammatical forms of defined words or phrases have corresponding meanings;

(e) Parties must perform their obligations on the dates and times fixed by reference to the capital city of New South Wales;

(f) Reference to an amount of money is a reference to the amount in the lawful currency of the Commonwealth of Australia;

(g) If the day on or by which anything is to be done is a Saturday, a Sunday or a public holiday in the place in which it is to be done, then it must be done on the next business day;

(h) References to a party are intended to bind their heirs, executors, administrators, successors and assigns; and

(i) Obligations under this agreement affecting more than one party bind them jointly and each of them severally.

2. Operative provisions

(a) The parties agree that on and from the Effective Date, ABS novates the Loan Agreement and Debt owed to ABS, to Meena, on the terms set out in this Deed.

(b) The parties further agree that, with effect from the Effective Date:

    (i) Meena is substituted for Raj under the Loan Agreement, where applicable, as if Meena had originally been the party to the Loan Agreement instead of Raj; and

    (ii) Raj directs ABS to call upon Meena for repayment of the Debt.

(c) On and from the Effective Date, and subject to the terms of this Deed, Meena is bound by, and must fulfill, comply with and observe all obligations under the Loan Agreement to repay the Debt to ABS when called upon to do so by ABS.

(d) As and from the Effective Date, ABS releases and discharges Raj from any liabilities, claims and demands which Raj may have had against him under the Loan Agreement.

(e) In consideration of ABS releasing Raj from any liabilities, claims and demands which Raj may have had against him under the Loan Agreement, Meena agrees to be substituted for Raj under the Loan Agreement and be liable to ABS for repayment of the Debt, in Raj's stead.

3. Confidentiality

The parties must keep the terms of this agreement confidential, save for any necessary disclosure to their respective legal and financial advisers, or otherwise as required by law.

4. Entire agreement

This agreement is the entire agreement and understanding between the parties on everything connected with the subject matter of this agreement, and supersedes any prior understanding, arrangement, representation or agreements between the parties as to the subject matter contained in this agreement.

5. Amendment

An amendment or variation to this agreement is not effective unless it is in writing and signed by all the parties.

6. Dispute resolution

If a dispute arises between the parties, the complainant must not commence any court or arbitration proceedings, except where that party seeks urgent interlocutory relief, unless it has first complied with this clause:

(a) **Notification**

The complainant must inform the respondent in writing of the following:

(i) The nature of the dispute;

(ii) The outcome the complainant desires, and

(iii) The action the complainant believes will settle the dispute.

(b) **Endeavour to resolve dispute**

On receipt of the complaint by the respondent, both parties will make every effort to resolve the dispute by mutual negotiation within 14 business days.

(c) **Mediation**

Any unresolved dispute or difference whatsoever arising out of or in connection with this contract shall be submitted to mediation under the Mediation Rules of the Resolution Institute.

(d) **Survival of this clause**

This clause survives termination of this agreement.

7. Waiver

Any waiver by any party to a breach of this agreement shall not be deemed to be a waiver of a subsequent breach of the same or of a different kind.

8. Events beyond control

Neither party shall be liable to the other party for any loss caused by any failure to observe the terms and conditions of this agreement, where such failure is occasioned by causes beyond its reasonable control including but not limited to by fire, flood, riot, strike, war, restrictions and prohibitions or any other actions by any government or semi government authorities.

9. Severance

If anything in this agreement is unenforceable, illegal or void, it is severed and the rest of the agreement remains in force.

10. Notices

A notice or other communication to a party must be in writing and delivered to that party or that party's practitioner in one of the following ways:

(a) Delivered personally; or

(b) Posted to their address when it will be treated as having been received on the second business day after posting; or

(c) Sent by email to their email address, when it will be treated as received when it enters the recipient's information system.

11. Counterparts

This agreement may be executed in any number of counterparts each of which will be an original but such counterparts together will constitute one and the same instrument and the date of the agreement will be the date on which it is executed by the last party.

12. Costs

Each party will pay their own costs in relation to this agreement.

Execution page

EXECUTED AS A DEED

SIGNED, SEALED & DELIVERED BY in the presence of:	**Amit Raj Beri**
Signature of witness	Signature
Print name of witness	

SIGNED, SEALED & DELIVERED BY in the presence of:	**Meena Beri**
Poonam	Meena Beri
Signature of witness	Signature
POONAM ARORA	
Print name of witness	

SIGNED, SEALED & DELIVERED BY Australian Boutique Spirits Pty Ltd in accordance with the requirements of section 127 of the *Corporations Act 2001* (Cth) by:	
Signature of director	Meena Beri Signature or director
SAHIL BERI	MEENA BERI
Name	Name